Exhibit 10.4.1

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement, dated as of May 12, 2018 (this “Agreement”), is by and between PAVmed Inc., a Delaware corporation (“PAVmed”), and Lucid Diagnostics Inc., a Delaware corporation (“Lucid Diagnostics”).

WHEREAS, Lucid Diagnostics wishes to obtain, and PAVmed is willing to provide, certain administrative and management services to Lucid Diagnostics, on the terms set forth herein.

NOW, THEREFORE, the parties hereby agree as follows:

1. Services

(a) Services. Upon the terms and subject to the conditions contained herein, during the term of this Agreement, PAVmed will manage Newco’s operations, which shall include the matters described on Annex A hereto (the “Services”). PAVmed agrees that the Services shall primarily be provided by Dr. Lishan Aklog, MD, Brian deGuzman, MD, Dennis McGrath, and Richard Yazbeck (so long as each of them are PAVmed employees or consultants), and PAVmed agrees to cause such individuals (so long as they are PAVmed employees or consultants) to devote as much of their professional time and attention as is reasonably necessary to perform the Services in a professional manner. Without limiting the generality of the foregoing, PAVmed may also engage third party subcontractors to perform the Services as appropriate.

(b) Records. PAVmed shall maintain appropriate and accurate books and records pertaining to the Services that it performs hereunder, and will make such books and records available to Lucid Diagnostics and its representatives at reasonable times and upon reasonable notice.

2. Term and Termination. The term of this Agreement shall commence on the date hereof and shall continue until such time as Newco’s board of directors has hired an independent management team to manage Newco’s operations.

3. Compensation and Payment

(a) In consideration of the Services, Lucid Diagnostics shall pay to PAVmed a fee of $20,000 per month, plus all reasonable, out-of-pocket expenses incurred by PAVmed in connection with the performance of the Services (the “Service Fee”). The Service Fee shall be payable on a monthly basis on the first day of the month following the month in which the Services in respect thereof have been provided; provided that Lucid Diagnostics may defer payment of all or any portion of the Service Fee until such time that it has sufficient cash to pay such amount, and in such case any unpaid Service Fee shall continue to accrue so long as it remains unpaid.

(b) PAVmed and Lucid Diagnostics agree to consider in good faith from time to time adjustments to the Service Fee as required to reflect changes in the Services as agreed to from time to time. The parties shall amend this Agreement to reflect any such agreed upon changes.

4. Tax Matters.

(a) Lucid Diagnostics will be liable for and will reimburse PAVmed or pay, as applicable, any applicable sales or similar taxes with respect to the Services.

(b) If Lucid Diagnostics is required to withhold from any amount owed to PAVmed for any taxes for which PAVmed is responsible, the amount withheld shall be subtracted from the amount owed by Lucid Diagnostics and PAVmed will receive the amount remaining after the tax withheld.

5. Limitation of Liability

(a) General Limitation. PAVmed shall not be liable to Lucid Diagnostics or any other person for any act or omission or any alleged act or omission in connection with its performance of (or failure to perform) the Services, except where such act or omission or alleged act or omission is finally judicially determined to have resulted from the gross negligence or willful misconduct of PAVmed. In no event shall PAVmed have liability under or in respect of this Agreement in the aggregate in excess of the Service Fees actually received by PAVmed.

(b) Force Majeure. PAVmed shall not be liable to Lucid Diagnostics or any other person for any act or omission or any alleged act or omission in connection with its performance of (or failure to perform) the Services from any cause beyond its reasonable control, including without limitation acts of God, acts of civil or military authority, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, and power blackouts.

(c) No Consequential Damages. Neither party shall have any liability to the other party hereunder for any consequential, exemplary, incidental, indirect, prospective, punitive, remote or speculative damages.

(d) Indemnification. Lucid Diagnostics shall indemnify, defend and hold harmless PAVmed, its affiliates, officers, directors, employees, agents and representatives (collectively, the “Indemnified Persons”) from and against any and all losses, liabilities, claims, damages, actions, fines, penalties, expenses or costs (including court costs and reasonable attorneys’ fees) suffered or incurred by any such Indemnified Person relating to any claim of a third party arising from or in connection with PAVmed’s performance of (or failure to perform) the Services, except where such performance (or non-performance) is finally judicially determined to have resulted from the gross negligence or willful misconduct of such Indemnified Person.

(e) Survival. The parties hereto acknowledge and agree that the provisions of this Section 5 shall survive the termination of this Agreement.

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6. Dispute Resolution

Any dispute or controversy among the parties hereto arising out of or relating to this Agreement shall be finally settled by arbitration in the City of New York, NY, administered by the American Arbitration Association. Judgment on the award may be enforced in any court of competent jurisdiction. The parties expressly authorize the arbitrator to require that all or a portion of the prevailing party’s fees and expenses in the arbitration be allocated to and borne by the other party, if the arbitrator determines that the other party’s positions were sufficiently non-meritorious so as to make such allocation equitable.

7. Miscellaneous

(a) Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and supersedes all other agreements, arrangements or understandings, written or oral, with respect to such subject matter.

(b) Headings. Headings to Sections herein are for the convenience of the parties only, and are not intended to affect the meaning or interpretation of this Agreement.

(c) Amendments. This Agreement may not be amended except by a written instrument signed by both of the parties.

(d) Assignment. Neither party may assign its rights or delegate its duties hereunder without the prior written consent of the other party. This Agreement will be binding upon, and will inure to the benefit of, the successors and permitted assigns of the parties.

(e) Relationship of the Parties. The parties are independent contractors, and are not partners or joint venturers, and nothing contained herein is intended to create an agency relationship or a partnership or joint venture.

(f) Employees. Employees or subcontractors of PAVmed shall not be considered employees of Lucid Diagnostics by reason of this Agreement.

(g) Notices. All notices or other communications to be given hereunder to a party shall be in writing and shall be sent by delivery in person, by nationally recognized courier service, by telecopy or by electronic mail. Any notice given hereunder shall be deemed to have been given upon the earlier of: (i) receipt and (ii) two days after being sent by a nationally recognized courier service, return receipt or proof of delivery requested.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflicts of law rules.

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(i) No Waiver. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver of any provision of this Agreement shall be effective unless the same shall be made in writing and signed by the party against whom such waiver is sought to be enforced.

(j) Severability. If it is finally determined that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall reduce the scope, duration, or area of the term or provision, delete specific words or phrases, or replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

(k) No Third-Party Beneficiaries. Except for the right of PAVmed’s affiliates, officers, directors, employees, agents and representatives to enforce their rights to indemnification under Section 5(d), this Agreement benefits solely the parties to this Agreement and their respective permitted successors and assigns and nothing in this Agreement, express or implied, confers on any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(l) Counterparts. This Agreement may be executed in two counterparts.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PAVMED INC.

By:	/s/ Lishan Aklog MD
Name:	Lishan Aklog MD
Title:	Chairman & CEO

LUCID DIAGNOSTICS INC.

By:	/s/ Lishan Aklog MD
Name:	Lishan Aklog, MD
Title:	Executive Chairman

[Signature page to Lucid Diagnostics Inc. Management Services Agreement]

Annex A

Description of Services

The Services shall include, without limitation, the management and oversight of the following Newco activities:

●	Research and development concerning the Licensed Product (as defined in that certain license agreement, dated as of the date hereof, by and between Lucid Diagnostics Inc. and Case Western Reserve University (as amended from time to time, the License Agreement”)).

●	Regulatory matters concerning the Licensed Product (as defined in the License Agreement), including in respect of any FDA submissions.

●	Activities concerning the manufacturing of the Licensed Product.

●	Marketing and commercialization of the Licensed Product.

●	Capital-raising activities.

●	Financial and accounting matters.

●	Legal matters.